                             CERTIFICATE OF INCORPORATION

                                          OF

                            COMPASS AEROSPACE CORPORATION

                           --------------------------------

                FIRST.  The name of this corporation shall be:

                            COMPASS AEROSPACE CORPORATION

                SECOND. Its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                THIRD.  The purpose or purposes of the corporation shall be:

                To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

                Ten Million (10,000,000) Shares with .01 par value per share.

                FIFTH. The name and address of the incorporator is as follows:

                        Marian M. Luther
                        Morgan, Lewis & Bockius LLP
                        801 S. Grand Avenue, Suite 2200
                        Los Angeles, CA  90017

                SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

                SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or

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alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                IN WITNESS WHEREOF, The undersigned being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 21st day of October, A.D., 1997.


                                                /s/ Marian M. Luther
                                                --------------------------------
                                                Marian M. Luther
                                                Incorporator

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                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                            COMPASS AEROSPACE CORPORATION



                COMPASS AEROSPACE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                DOES HEREBY CERTIFY:

                FIRST: That pursuant to the written consent of the Sole Incorporator of COMPASS AEROSPACE CORPORATION, given in accordance with
Section 107 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth the following amendment:

                RESOLVED, that the Fourth Article of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

                        "The total number of shares of stock which this corporation is authorized to issue is:

                        Twenty Million (20,000,000) Shares with .01 par value per share."

                SECOND: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Marian M. Luther as of this 27th day of October, 1997.

                                        /s/ Marian M. Luther
                                        ----------------------------
                                        Marian M. Luther, Sole Incorporator

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                            COMPASS AEROSPACE CORPORATION

                       Pursuant to Section 242 of the Delaware
                               General Corporation Law

                COMPASS AEROSPACE CORPORATION, a Delaware corporation, hereby certifies as follows:

                FIRST: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on October 21, 1997 and a certified copy was recorded in the Office of the New Castle County Recorder of Deeds, Delaware. The Certificate of Incorporation was amended on October 28, 1997 by a Certificate of Amendment filed in the Office of the Secretary of State of Delaware on October 28, 1997 and a certified copy was recorded in the Office of the New Castle County Recorder of Deeds, Delaware.

                SECOND: That the following resolution was duly adopted setting forth the following amendment:

                RESOLVED, that the Fourth Article of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

                                        A.  AUTHORIZED SHARES

                "Section 1. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 36,000,000 shares, consisting of:

                        (a) 30,000,000 shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON"); and

                        (b) 6,000,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON").

                The Class A Common and the Class B Common are hereinafter collectively referred to as the "COMMON STOCK."

                Section 2.   AMENDMENT.  Any amendment or modification shall
                be binding and effective with respect to subsection 1(a) of this Part A of this Article IV only with the prior written consent of the holders of a majority of the Common Stock outstanding at the time such action is taken (voting as a single class). Any
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                amendment or modification shall be binding and effective with respect to any provision of this Part A of this Article IV (other than subsection 1(a) hereof, which shall be governed by the preceding sentence) only with the prior written consent of the holders of a majority of the Class B Common outstanding at the time such action is taken.

                                  B.   COMMON STOCK

                Except as otherwise provided in this Section B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                Section 1. VOTING RIGHTS. Except as otherwise provided in this Section B or as otherwise required by applicable law, (a) the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and (b) the holders of Class B Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; PROVIDED that the holders of Class B Common shall have the right to vote as a separate class, on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which such shares of Class B Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common or would otherwise be treated differently from shares of Class A Common in connection with such transaction; PROVIDED, HOWEVER, that a transaction in which the holders of Class B Common receive securities substantially similar to those received by the holders of Class A Common, except that such securities received by such holders of Class B Common contain terms and restrictions substantially similar to those specifically applicable to the Class B Common, pursuant to this
                Article IV, shall not require the affirmative vote of the holders of the Class B Common.

                Section 2. DIVIDENDS. As and when dividends are declared or paid with respect to the Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; PROVIDED that (i) if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends shall be declared which are payable at the same rate on all classes of stock, and the dividends payable in shares of Class A Common shall be payable to holders of that class, and the dividends payable in shares of Class B Common shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common is convertible.

                Section 3. LIQUIDATION. The holders of the Class A Common and the Class B Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                Section 4.      CONVERSION.

                4A.     CONVERSION OF CLASS B COMMON.

                        (i) Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Class B Common shall be entitled to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common.

                        (ii) For purposes of this paragraph 4A, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the 1933 Act and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Board or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation,
                        (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or

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                        control securities which possess in the aggregate the
                        ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Board or a committee thereof), and (f) the establishment of the initial holder of shares of Class B Common as a Small Business Investment Corporation in accordance with the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder promulgated by the Small Business Administration. For purposes of this paragraph 4A, a "person" shall include any natural person and any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                        (iii) Each holder of Class B Common shall be entitled to convert shares of Class B Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class B Common so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common are converted into shares of Class A Common in connection with a Conversion Event and such shares of Class A Common are not actually distributed, disposed of or sold pursuant to such Conversion Event (other than pursuant to clause (f) in the definition thereof), such shares of Class A Common shall be promptly converted back into the same number of shares of Class B Common.

                4B.     CONVERSION PROCEDURE.

                        (i) Each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with the request described in subparagraph 4A(iii) hereof. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or such later date as specified in the request described in subparagraph 4A(iii)), and at such time the rights of the holder of the converted Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                        (ii) Promptly after the surrender of certificates and the receipt of the written notice or the request described above, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                        (iii) The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                        (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common issuable upon the conversion of the Class B Common shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                        (v) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common.

                Section 5. STOCK SPLITS. If the Corporation in any manner subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of one class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

                Section 6. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                Section 7. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, other institutional investor or executive officer of the Corporation, such holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                Section 8. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so delivered or sent to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                Section 9. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Part B of this Article IV shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock

                (voting as a single class); PROVIDED that the vote of the holders of a majority of any class of Common Stock shall be required if any such amendment would after or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely."

                THIRD: This Amendment to the Certificate of Incorporation was duly adopted by the Board of Directors and by the written consent of the holder of all outstanding stock of the Corporation entitled to vote in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

                IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be executed by its Secretary this 20th day of April 1998.

                                                By: /s/ Douglas B. Solomon
                                                   ----------------------------
                                                      Douglas B. Solomon
                                                      Secretary